Exhibit 21.1
SUBSIDIARIES OF TREEHOUSE FOODS, INC.
Bay Valley Foods, LLC, a Delaware limited liability company
THF Partner, Inc., a Delaware corporation
THF Equities, LP, a Delaware limited partnership